Exhibit 99.1

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000 www.nei.com

NEI ANNOUNCES FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER 2009

Results In-line with or Better Than Issued Guidance

New Design Wins Creating Optimism for FY 2010

CANTON, MA, July 30, 2009 — NEI (NASDAQ: NENG), a leading provider of application platforms, appliances and support services for software developers, OEMs and service providers worldwide, today reported financial results for its third fiscal quarter ended June 30, 2009.

Third Quarter Financial Performance

•                  Net revenues of $33.3 million were above the midpoint of the guidance of $30 million to $35 million, representing a decrease of 29 percent compared to $47.0 million in the third fiscal quarter of 2008 and an 11 percent sequential decrease compared to the $37.5 million recorded in the second quarter of 2009. The year-over-year and sequential decrease in net revenues for the third fiscal quarter of 2009 was primarily due to the impact of the economic slowdown on certain of the Company’s customers, offsetting revenue from new customers.

•                  Gross profit was 15.1 percent of net revenues, above guidance of 13.5 percent to 15.0 percent and compared to 16.3 percent in the third fiscal quarter of 2008 and 15.4 percent in the second fiscal quarter of 2009.

•                  Operating expenses were $6.3 million, including $285,000 of stock-based compensation expense and $439,000 of amortization expense, below guidance of between $6.4 million to $6.9 million. Operating expenses declined 21 percent, compared to $8.0 million in the year-ago quarter.

•                  Net loss on a GAAP basis was $(1.2) million, or $(0.03) per share, which included $319,000 of stock-based compensation expense and $439,000 of amortization expense. The results were better than guidance of a net loss of $(1.7) million to $(2.3) million. The net loss on a GAAP basis compared to net loss on a GAAP basis of $(283,000), or $(0.01) per share, in the third fiscal quarter of 2008.

•                  Non-GAAP net loss, which excludes stock-based compensation and amortization expenses, was $(485,000), or $(0.01) per share, better than guidance of a non-GAAP net loss of $(900,000) to $(1.5) million. The non-GAAP net loss compared to non-GAAP net income of $669,000, or $0.01 per share, in the third fiscal quarter of 2008.

•                  The Company ended the quarter with approximately $19.7 million in cash and cash equivalents.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “NEI’s results met, and in nearly every case exceeded, our guidance. We’re pleased with how we are navigating through a tough selling environment, and we again increased cash to finish the quarter with $19.7 million on our balance sheet. We demonstrated continued success in achieving new design wins and made solid progress in our efforts to expand our customer base and grow our revenue opportunity.”

Mr. Shortell continued, “Subsequent to the end of the quarter, we were informed by an existing customer that we had won additional run-rate business that provides an opportunity for us to meaningfully grow our revenue stream. This design win is expected to be implemented over the next two quarters and is anticipated to contribute more than $10 million per quarter in incremental revenue to NEI by the March 2010 quarter. This important win is further evidence of our ability to grow our business, both organically by increasing our participation with existing customers, and also by bringing in new customers so we can benefit as they grow. We are excited to have won this bid and we strive to continuously add value to our customer relationships.”

During this quarter NEI added 24 new design wins, for a total of 49 in the first nine months of fiscal 2009, compared to 44 achieved in all of fiscal 2008. During the first nine months of fiscal 2009, design wins included 13 new customers with run-rate business, three were design wins for run-rate products with existing customers and 11 were design wins for new products with existing customers. NEI had two customers that comprised more than 10 percent of net revenues for the third fiscal quarter.  EMC comprised 35 percent of total revenues during the quarter, compared to 41 percent in the year ago quarter.  Tektronix comprised 11 percent of net revenues during the quarter, compared to 12 percent in the year ago quarter.

Mr. Shortell continued, “NEI increasingly benefits from the trend of software developers focusing on their core strategic competencies and outsourcing non-core aspects of their business to reduce expenses. Our ability to seamlessly address all issues surrounding the hardware on which their software runs, thereby reducing their hardware investment and improving their customers’ satisfaction is a value which is resonating throughout the marketplace. Our position as a ‘super middleweight’ player in the integration space is supported by the strength of our balance sheet and the confidence our customers have in NEI. This positioning is providing us a sustainable competitive advantage and we are increasingly confident in our strategy as we look into fiscal 2010.”

As part of the Company’s stock repurchase program, the Company purchased approximately 773,000 shares for a total of $585,000 in the third fiscal quarter.  Since June 2008, when the stock repurchase plan was initially implemented permitting the repurchase of up to $5 million of its common stock, the Company has cumulatively repurchased a total of 2.1 million shares for approximately $1.7 million through June 30, 2009.

Business Outlook

NEI currently anticipates the following results for its fiscal fourth quarter ending September 30, 2009, based on current forecasts from certain partners and historical trends.

•                  Net revenues in the range of $33 million to $38 million.

•                  Gross profit in the range of 13.5 percent to 15 percent of net revenues.

•                  Operating expenses between $6.4 million and $6.9 million, including an estimated $280,000 of stock-based compensation expense and an estimated amortization expense of $439,000.

•                  Net loss on a GAAP basis in the range of $(900,000) to $(1.5) million.

•                  Net loss on a non-GAAP basis in the range of $(150,000) to $(750,000).

“Our revenue guidance is based on current customer forecasts,” stated Doug Bryant, Chief Financial Officer. “Although our customers’ forecasting visibility remains limited and as a result we can only offer quarterly guidance, we believe that we’ll see sequential improvements in both top and bottom-line results in the upcoming quarter. We are making significant efforts to manage our way through this turbulent economy and maintain our solid financial position although we could experience some

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volatility in our revenues in the coming quarters as we work through the cycle. I’d note this guidance does not include any contribution from the large design win booked during the fiscal fourth quarter.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call at 10 a.m. (ET) to discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com, on the investor relations page. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-888-561-1803 or 1-480-629-9041. For those who cannot access the live broadcast, a replay will be available by dialing 1-800-406-7325 or 1-303-590-3030 and entering “4118130” from three hours after the end of the call until 12 p.m. (ET) on August 6, 2009. The replay will also be available at the NEI web site.

Important Information about Non-GAAP References

References by NEI (the “Company”) to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization expense, goodwill impairment and restructuring charges. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company’s management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since they are episodic in nature and unrelated to its core operating metrics. In addition, the Company’s management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

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About NEI

NEI is a leading provider of application platforms, appliances and support services for software developers, OEMs and service providers worldwide. Through its comprehensive suite of services that include solution design, integration control, support and other value-added service capabilities, NEI enables customers to more effectively deploy, manage, service and support their solutions. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization expense, net income (loss), additional run-rate business from existing customers and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2008 and the most recent Form 10-Q for the quarter ended March 31, 2009 under the section “Risk Factors” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

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NEI

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net revenues	$33,329	$47,046	$108,025	$156,560
Cost of revenues	28,292	39,396	91,612	130,271

Gross profit	5,037	7,650	16,413	26,289

Operating expenses:
Research and development	1,644	2,135	4,739	6,823
Selling and marketing	2,039	2,761	6,240	8,826
General and administrative	2,222	2,639	6,572	8,219
Amortization of intangible assets	439	485	1,317	1,406

Total operating expenses	6,344	8,020	18,868	25,274

Income (loss) from operations	(1,307)	(370)	(2,455)	1,015
Interest and other income, net	64	110	76	376

Income (loss) before income taxes	$(1,243)	$(260)	$(2,379)	$1,391
Provision for income taxes	—	23	—	133

Net income (loss)	$(1,243)	$(283)	$(2,379)	$1,258

Net income (loss) per share - basic and diluted	$(0.03)	$(0.01)	$(0.06)	$0.03

Shares used in computing basic net income (loss) per share	42,764	44,090	43,026	43,918
Shares used in computing diluted net income (loss) per share	42,764	44,090	43,026	44,248

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Cost of revenues	$34	$41	$109	$141
Research and development	58	161	200	573
Selling and marketing	75	92	213	253
General and administrative	152	173	477	543

	$319	$467	$999	$1,510

NEI

Non-GAAP Financial Measures and Reconciliations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

GAAP net income (loss)	$(1,243)	$(283)	$(2,379)	$1,258
Amortization of intangible assets	439	485	1,317	1,406
Restructuring charges	—	—	—	175
Stock-based compensation	319	467	999	1,510

Non-GAAP net income (loss)	$(485)	$669	$(63)	$4,349

GAAP basic net income (loss) per share	$(0.03)	$(0.01)	$(0.06)	$0.03
Amortization of intangible assets	0.01	0.01	0.03	0.03
Restructuring charges	—	—	—	—
Stock-based compensation	0.01	0.01	0.02	0.03

Non-GAAP basic net income (loss) per share	$(0.01)	$0.01	$(0.01)	$0.09

GAAP diluted net income (loss) per share	$(0.03)	$(0.01)	$(0.06)	$0.03
Amortization of intangible assets	0.01	0.01	0.03	0.03
Restructuring charges	—	—	—	—
Stock-based compensation	0.01	0.01	0.02	0.03

Non-GAAP diluted net income (loss) per share	$(0.01)	$0.01	$(0.01)	$0.09

Shares used in computing GAAP and non-GAAP basic net income per share	42,764	44,090	43,026	43,918

Shares used in computing GAAP diluted net income per share	42,764	44,090	43,026	44,248

Shares used in computing non-GAAP diluted net income per share	42,764	44,343	43,026	44,248

NEI

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	September 30,
	2009	2008
ASSETS

Current assets:

Cash and cash equivalents	$19,720	$10,003
Restricted cash	—	47
Accounts receivable, net	22,146	26,403
Income tax receivable	44	2,585
Inventories	12,252	21,380
Prepaid expenses and other current assets	1,809	2,009

Total current assets	55,971	62,427

Property and equipment, net	1,701	1,549
Intangible asset	8,567	9,884
Contingently returnable acquisition consideration	4,022	4,022
Other assets	165	183

Total assets	$70,426	$78,065

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$7,321	$11,745
Accrued liabilities	4,012	4,549
Deferred revenue	4,222	5,173

Total current liabilities	15,555	21,467

Deferred revenue	2,538	2,246

Total liabilities	18,093	23,713

Stockholders’ equity:
Common stock	471	468
Treasury stock	(4,575)	(3,772)
Additional paid-in capital	196,388	195,228
Accumulated deficit	(139,951)	(137,572)

Total stockholders’ equity	52,333	54,352

Total liabilities and stockholders’ equity	$70,426	$78,065

NEI

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net (loss) income	$(1,243)	$(283)	$(2,379)	$1,258
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	663	838	1,997	2,489
Stock-based compensation	319	467	999	1,510
Other adjustments	133	52	165	103
Changes in operating assets and liabilities, net of effects of acquisition	2,334	(338)	10,443	(3,024)

Net cash provided by operating activities	2,206	736	11,225	2,336

Net cash used in investing activities	(309)	(388)	(853)	(34,629)
Net cash (used in) provided by financing activities	(512)	27	(655)	132
Effect of exchange rate differences on cash	—	—	—	(29)

Net increase (decrease) in cash and cash equivalents	1,385	375	9,717	(32,190)
Cash and cash equivalents, beginning of period	18,335	11,838	10,003	44,403
Cash and cash equivalents, end of period	$19,720	$12,213	$19,720	$12,213